Exhibit 10.1

FY2016 Performance Based Equity Awards

Market Share Units (MSUs)

Vehicle: Restricted stock units earned based on total shareholder return (TSR) performance.

Benchmark: NASDAQ Telecomm Index – Index of companies listed on the NASDAQ and classified as Telecommunications or Telecommunications Equipment.

Performance Period:

The FY2016 grant will be divided into three tranches:

•	1/3 of shares subject to a one-year performance period end 9/15/2016

•	1/3 of shares subject to a two-year performance period ends 9/15/2017

•	1/3 of shares subject to a three-year performance period ends 9/15/2018

Award Determination/ Vesting:

•	Number of shares earned for each performance period is based on Viavi’s relative TSR ranking versus NASDAQ Telecom Index. Viavi’s relative ranking will be evaluated based on comparing a base price (determined as the weighted average stock price for the period from 8/1/2015 to 9/15/2015) against a closing price (determined as the weighted average stock price for the period from August 1st to September 15th of the appropriate year (e.g., 2016, 2017 or 2018).

•	Maximum number of shares earned is 150% of target. Minimum earned at threshold is 0% of target. No shares are earned below threshold.

Performance	Shares Earned
25th Percentile	No Shares
55th Percentile	100% of Target Shares
75th Percentile	150% of Target Shares

•	Percent of shares earned is interpolated on a linear basis for performance between threshold and target and between target and maximum.

•	Earned shares will be determined at the end of each performance period.

•	Earned shares will vest no earlier than the end of the performance period (September 15th) and the earned shares will be delivered only following Compensation Committee approval.

All equity awards will be subject to the terms and conditions of the Company’s Amended and Restated 2003 Equity Incentive Plan and other applicable grant agreements. It is important you read the Grant Agreement carefully as your grant is subject to the terms outlined in that document.

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